Exhibit 99.1

Mallinckrodt Reaches Agreement to Sell Therakos® Business to CVC for $925 Million

Divestiture Advances Mallinckrodt’s Strategic Priorities to Optimize Capital Structure and Focus on Core Areas of Expertise

Mallinckrodt to Use Net Proceeds to Reduce Net Debt by More Than 50%

CVC Brings Resources and Expertise to Further Develop and Commercialize Therakos

DUBLIN and LUXEMBOURG – August 5, 2024 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, and CVC Capital Partners (“CVC”), one of the world’s leading investment firms, today announced that they have entered into a definitive agreement1 under which CVC Capital Partners Fund IX will acquire the Company’s Therakos business for a purchase price of $925 million, subject to customary adjustments.

Therakos is a fully integrated extracorporeal photopheresis (ECP) delivery system for autologous immunomodulatory therapy. With approvals for use in the U.S., Canada, Europe, Japan, Australia and Latin America, it is the platform-of-choice among healthcare providers and patients to treat a range of immune-related diseases. CVC has deep expertise in healthcare and a global portfolio of life sciences businesses spanning pharma, med-tech and healthcare services. The firm intends to make additional investments in the continued research, development, indication expansion and geographic expansion of Therakos.

Under the terms of the agreement, key employees who work on Therakos will transition with the business and continue supporting the product and its stakeholders.

On behalf of CVC’s Healthcare team, Cathrin Petty and Phil Robinson said, “We see significant opportunities ahead to expand Therakos’ indications, enter new geographies and bring this innovative treatment to more patients around the world. We look forward to working closely with the talented Therakos team and adding this best-in-class ECP system with an unparalleled efficacy, safety and tolerability profile to our portfolio of healthcare businesses.”

“Today’s announcement underscores our commitment to executing on our strategic priorities and creating value for our stakeholders,” said Siggi Olafsson, President and Chief Executive Officer of Mallinckrodt. “This transaction provides the Therakos business with an ideal partner to invest in its continued growth, and we look forward to closely working with CVC to transition Therakos for the benefit of patients, healthcare providers, partners and employees. I thank the Therakos team for their ongoing commitment and dedication to improving the lives of patients.”

Mallinckrodt intends to use net proceeds from the transaction to reduce its net debt by more than 50%. The transaction is expected to close in the fourth quarter of 2024, subject to regulatory approvals and other customary closing conditions.

Advisors

Lazard is serving as Mallinckrodt’s financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as primary legal counsel, with Arthur Cox serving as counsel in Ireland and A&O Shearman serving as counsel in other international geographies.

1 CVC also made an irrevocable commitment to acquire the shares of the French company operating the Therakos business, Therakos (France) SAS. The definitive agreement with CVC in relation to the shares of Therakos (France) SAS will become effective after satisfaction of local information requirements.

UBS is serving as CVC’s financial advisor, together with Freshfields Bruckhaus Deringer (legal counsel), PWC (financial) and Candesic (commercial).

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (“SEC”) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

About CVC Capital Partners

CVC is a leading global private markets manager with a network of 29 office locations throughout EMEA, the Americas, and Asia, with approximately €193 billion of assets under management. CVC has seven complementary strategies across private equity, secondaries, credit and infrastructure, for which CVC funds have secured commitments of approximately €235 billion from some of the world's leading pension funds and other institutional investors. Funds managed or advised by CVC’s private equity strategy are invested in approximately 130 companies worldwide, which have combined annual sales of over €155 billion and employ more than 600,000 people. For further information about CVC please visit: www.cvc.com. Follow us on LinkedIn.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the conditions to the divestiture of the Therakos business, including required regulatory approvals, and the ability to complete the divestiture on the anticipated timeline or at all; the potential impact of the divestiture on our businesses and the risk that consummating the divestiture may be more difficult, time-consuming and costly than expected; changes in Mallinckrodt’s board of directors, business strategy and performance; Mallinckrodt’s evaluation of the assets across its portfolio, and its related pursuit of any divestiture opportunities including completion of the sale of Therakos; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings, as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from the 2023 bankruptcy proceedings was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan; Mallinckrodt’s capital structure since its emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector and the INOmax Evolve platform; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; actions taken by third parties, including the Company's creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt’s were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2024, Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2024, to be filed with the SEC, and other filings with the SEC, which are available from the SEC’s website (www.sec.gov) and Mallinckrodt's (www.mallinckrodt.com), identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

Mallinckrodt Contacts

Investor Relations

Derek Belz

Vice President, Investor Relations

314-654-3950

derek.belz@mnk.com

Patient Advocacy

Derek Naten

Vice President, Government Affairs

202-459-4143

derek.naten@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CVC Contacts

Nick Board

CVC, Director Communications

nboard@cvc.com

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